Exhibit 3.1

D.R. HORTON, INC.

AMENDED AND RESTATED BYLAWS

(November 3, 2016)

D.R. HORTON, INC.

AMENDED AND RESTATED BYLAWS

(i)

(ii)

D.R. HORTON, INC.

AMENDED AND RESTATED BYLAWS

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1. Time and Place of Meetings. All meetings of the stockholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Delaware, as may be designated by the Board of Directors, or by the Chairman of the Board, a Vice Chairman, the President or the Secretary in the absence of a designation by the Board of Directors, and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

Section 2. Annual Meeting. (A) An annual meeting of the stockholders, commencing with the year 1992, shall be held at such date, place and time as shall be designated from time to time by resolution of the Board of Directors, at which meeting the stockholders shall elect the directors to succeed those whose terms expire and shall transact such other business as may properly be brought before the meeting.

(B) No business (other than nominations for the election of directors, which are governed by Section 3 of Article II of these bylaws) may be transacted at any annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto), (ii) otherwise properly brought before the meeting by, or at the direction of, the Board of Directors or (iii) otherwise properly brought before the meeting by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2 is delivered to the Secretary of the Corporation, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.

(C) For business (other than nominations for the election of directors, which are governed by Section 3 of Article II of these bylaws) to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of the foregoing Section 2(B), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper subject for stockholder action. To be timely, a stockholder’s notice to the Secretary must be delivered to the principal executive office of the Corporation not later than the close of business on the ninetieth calendar day or earlier than the close of business on the one hundred twentieth calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than thirty calendar days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth calendar day prior to such meeting and not later than the close of business on the later of the ninetieth calendar day prior to such meeting or the tenth calendar day following the day on which public disclosure (as defined below) of the date of such meeting is made. In no event shall public disclosure of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(1)

(i) as to any business (other than nominations for the election of directors, which are governed by Section 3 of Article II of these bylaws) the stockholder proposes to bring before the meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), and (c) any substantial interest (within the meaning of Item 5 of Schedule 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) in such business of such stockholder and the beneficial owner (within the meaning of Section 13(d) of the Exchange Act), if any, on whose behalf the business is being proposed;

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the business is being proposed: (a) the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of such beneficial owner, (b) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business, and (d) such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Section 2; and

(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the business is being proposed, as to such beneficial owner: (a) the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding with respect to the business between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner,

(2)

the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation as to whether the stockholder or the beneficial owner, if any, will engage in a solicitation or is part of a group that will engage in a solicitation with respect to the business and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation and whether such person or group will deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the business to be proposed (in person or by proxy) by the stockholder.

The foregoing notice requirements shall not apply to a proposal proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting pursuant to and in compliance with Rule 14a-8 promulgated under the Exchange Act or any other rule promulgated under Section 14 of the Exchange Act and such proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(D) Only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 2 (other than nominations for the election of directors, which are governed by Section 3 of Article II of these bylaws). Except as otherwise provided by the Amended and Restated Certificate of Incorporation, as amended or further restated from time to time (the “Restated Certificate of Incorporation”) or these bylaws, the Chairman of the Board shall have the power and duty to determine whether business proposed to be brought before the meeting was proposed in accordance with the procedures set forth in these bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such business in compliance with such stockholder’s representation as required by clause (d) of Section 2(C)(iii)). If any proposed business is not proposed in compliance with these bylaws, then except as otherwise provided by law, the chairman of the meeting of stockholders shall have the power and duty to declare to the meeting that any such business was not properly brought before the meeting and in accordance with the provisions of these bylaws, and that such business not properly brought before the meeting shall not be transacted. Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the stockholder does not provide the information required under clause (b) of Section 2(C)(ii) and clauses (a) through (c) of Section 2(C)(iii) to the Corporation within five business days following the record date for an annual meeting of stockholders of the Corporation or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(3)

(E) For purposes of this Section 2, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 2(C)(iii), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 3. Special Meetings. (A) Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by law or by the Restated Certificate of Incorporation, as amended or further restated from time to time, may be called at any time by the Board of Directors or by a committee of the Board of Directors which has been duly designated by the Board of Directors and whose powers and authority, as provided in a resolution of the Board of Directors or in these bylaws, include the power to call such meetings, but such special meetings may not be called by any other person or persons.

(B) No business may be transacted at any special meeting of stockholders, other than business that is specified in the Corporation’s notice of meeting (or any supplement thereto).

Section 4. Notice of Meetings. Written notice of every meeting of the stockholders, stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at such meeting, except as otherwise provided herein or by law. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

Section 5. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by law or by the Restated Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented.

(4)

Section 6. Voting. Except as otherwise provided by law or by the Restated Certificate of Incorporation, each stockholder shall be entitled at every meeting of the stockholders to one vote for each share of stock having voting power standing in the name of such stockholder on the books of the Corporation on the record date for the meeting and such votes may be cast either in person or by written proxy. Every proxy must be duly executed and filed with the Secretary of the Corporation. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or another duly executed proxy bearing a later date with the Secretary of the Corporation. Every vote taken by written ballot shall be counted by one or more inspectors of election appointed by the Board of Directors. When a quorum is present at any meeting, the vote of the holders of a majority of the stock which has voting power present in person or represented by proxy shall decide any question properly brought before such meeting, unless the question is one upon which by express provision of law, the Restated Certificate of Incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

ARTICLE II

DIRECTORS

Section 1. Powers. The business and affairs of the Corporation shall be managed by or under the direction of its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Restated Certificate of Incorporation directed or required to be exercised or done by the stockholders.

Section 2. Number and Term of Office. The Board of Directors shall consist of one or more members. Subject to the provisions of the Restated Certificate of Incorporation as amended or restated from time to time, the number of directors shall be fixed by resolution of the Board of Directors or by the stockholders at the annual meeting or a special meeting. Any decrease in the authorized number of directors shall not be effective until the expiration of the term of the directors then in office, unless, at the time of such decrease, there shall be vacancies on the Board which are being eliminated by such decrease.

Section 3. Election, Term of Office and Nomination. (A) Except as provided in Section 4 of this Article, the directors shall be elected at each annual meeting of stockholders, but if any such annual meeting is not held or the directors are not elected thereat, then the directors may be elected at any special meeting of stockholders held for that purpose. Each director shall hold office until a successor has been elected and qualified. At all meetings of stockholders for the election of directors at which a quorum is present, each director shall be elected by the affirmative vote of the majority of the votes cast; provided, that if as of a date that is five (5) business days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors, not exceeding the authorized number of directors as fixed by the Board of Directors in accordance with the Restated Certificate of Incorporation, shall be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section 3, a majority of the votes cast means

(5)

that the number of shares voted “for” a director must exceed the number of shares voted “against” that director. If, for any cause, the entire Board of Directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient at a special meeting of the stockholders called for that purpose in the manner provided in these bylaws. All elections and questions other than the election of directors, unless otherwise required by law, the Restated Certificate of Incorporation, or these bylaws, shall be decided by the vote of the holders of a majority of the shares of stock entitled to vote thereon present in person or by proxy at the meeting.

(B) Only persons who are nominated in accordance with the following procedures shall be eligible for election by the stockholders as directors. Nominations of persons for election as directors of the Corporation may be made at a meeting of stockholders at which directors are being elected (i) by, or at the direction of, the Board of Directors or by, or at the direction of, any committee or person authorized or appointed for that purpose by the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 3 is delivered to the Secretary of the Corporation, who is entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 3.

(C) For a nomination by a stockholder to be properly brought before an annual meeting or a special meeting at which directors are to be elected by a stockholder pursuant to clause (ii) of the foregoing Section 3(B), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder’s notice to the Secretary must be delivered to the principal executive office of the Corporation (x) in the case of an annual meeting of stockholders, not later than the close of business on the ninetieth calendar day or earlier than the close of business on the one hundred twentieth calendar day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event the date of the annual meeting is changed by more than thirty calendar days from the anniversary date of the previous year’s meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth calendar day prior to such meeting and not later than the close of business on the later of the ninetieth calendar day prior to such meeting or the tenth calendar day following the day on which public disclosure (as defined below) of the date of the annual meeting is made, and (y) in the case of a special meeting of stockholders, not earlier than the close of business on the ninetieth calendar day prior to such special meeting and not later than the close of business on the later of the sixtieth day prior to such special meeting or the tenth day following the day on which public disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting are made. In no event shall public disclosure of an adjournment or postponement of an annual or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth:

(i) as to each person whom the stockholder proposes to nominate for election as a director: (a) all information relating to such person that is required to be disclosed in solicitations for proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with any then existing rule or regulation promulgated under the Exchange Act (whether or not then applicable to the Corporation) and (b) such person’s written consent to being named in the proxy statement as a nominee, if so named, and to serving as a director if elected;

(6)

(ii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made: (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and the name and address of such beneficial owner, (ii) the class and number of shares of capital stock of the Corporation which are owned of record by such stockholder and such beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation owned of record by the stockholder and such beneficial owner as of the record date for the meeting, (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such nomination, and (d) such stockholder’s and beneficial owner’s written consent to the public disclosure of information provided pursuant to this Section 3;

(iii) as to the stockholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, as to such beneficial owner: (a) the class and number of shares of capital stock of the Corporation which are beneficially owned (as defined below) by such stockholder or beneficial owner as of the date of the notice, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of the class and number of shares of capital stock of the Corporation beneficially owned by such stockholder or beneficial owner as of the record date for the meeting, (b) a description of any agreement, arrangement or understanding with respect to the nomination between or among such stockholder or beneficial owner and any other person, including without limitation any agreements that would be required to be described or reported pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable to the stockholder or beneficial owner) and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder or beneficial owner, the effect or intent of which is to mitigate loss, manage risk or benefit from changes in the share price of any class of the Corporation’s capital stock, or maintain, increase or decrease the voting power of the stockholder or beneficial owner with respect to shares of stock of the Corporation, and the stockholder’s agreement to notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, and (d) a representation whether the stockholder or the beneficial owner, if any, will engage in a solicitation or is part of a group that will engage in a solicitation with respect to such nomination and, if so, the name of each participant (as defined in Item 4 of Schedule 14A under the Exchange Act) in such solicitation.

(7)

The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation, including information relevant to a determination as to whether such proposed nominee can be considered an independent director.

The foregoing notice requirements shall not apply to a nomination proposed to be made by a stockholder if the stockholder has notified the Corporation of his or her intention to present the nomination at an annual or special meeting pursuant to and in compliance with an applicable rule promulgated under Section 14 of the Exchange Act and such nominee has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(D) Except as otherwise provided by law, no person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this Section 3. Except as otherwise provided by the Restated Certificate of Incorporation or these bylaws, the Chairman of the Board shall have the power and duty to determine whether a nomination to be brought before the meeting was made in accordance with the procedures set forth in these bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such stockholder’s nominee in compliance with such stockholder’s representation as required by clause (d) of Section 3(C)(iii)). If any proposed nomination is not made in compliance with these bylaws, then except as otherwise provided by law, the chairman of the meeting of stockholders shall have the power and duty to declare to the meeting that any such nomination was not properly brought before the meeting and in accordance with the provisions of these bylaws, and that such nomination not properly brought before the meeting shall not be made. Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if the stockholder does not provide the information required under clause (b) of Section 3(C)(ii) and clauses (a) through (c) of Section 3(C)(iii) to the Corporation within five business days following the record date for an annual or special meeting of stockholders of the Corporation or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting to present a nomination, such nomination shall not be made, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3, to be considered a qualified representative of the stockholder, a person must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(E) For purposes of this Section 3, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act. For purposes of Section 3(C)(iii), shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such

(8)

shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others, or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

Section 4. Vacancies and New Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors which occur between annual meetings of the stockholders may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and the directors so elected shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualified, except as required by law.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice immediately after the annual meeting of the stockholders and at such other time and place as shall from time to time be determined by the Board of Directors.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, a Vice Chairman or the President on one day’s written notice to each director by whom such notice is not waived, given either personally or by mail or telegram, and shall be called by the President or the Secretary in like manner and on like notice on the written request of any two directors.

Section 7. Quorum. At all meetings of the Board of Directors, a majority of the total number of directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time to another place, time or date, without notice other than announcement at the meeting, until a quorum shall be present.

Section 8. Written Action. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or Committee.

Section 9. Participation in Meetings by Conference Telephone. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any such committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Section 10. Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation and each to have such lawfully delegable powers and duties as the Board may confer. Each such committee shall serve at the pleasure of the Board of Directors. The Board may designate one or more directors as alternate members of any

(9)

committee, who may replace any absent or disqualified member at any meeting of the committee. Except as otherwise provided by law, any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Any committee or committees so designated by the Board shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. Unless otherwise prescribed by the Board of Directors, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at a meeting at which there is a quorum shall be the act of such committee. Each committee shall prescribe its own rules for calling and holding meetings and its method of procedure, subject to any rules prescribed by the Board of Directors, and shall keep a written record of all actions taken by it.

Section 11. Compensation. The Board of Directors may establish such compensation for, and reimbursement of the expenses of, directors for attendance at meetings of the Board of Directors or committees, or for other services by directors to the Corporation, as the Board of Directors may determine.

Section 12. Rules. The Board of Directors may adopt such special rules and regulations for the conduct of their meetings and the management of the affairs of the Corporation as they may deem proper, not inconsistent with law or these bylaws.

ARTICLE III

NOTICES

Section 1. Generally. Whenever by law or under the provisions of the Restated Certificate of Incorporation or these bylaws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to directors may also be given by telegram, telephone or facsimile transmission.

Section 2. Waivers. Whenever any notice is required to be given by law or under the provisions of the Restated Certificate of Incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

(10)

ARTICLE IV

OFFICERS

Section 1. Generally. The officers of the Corporation shall be elected by the Board of Directors and shall consist of a President, a Secretary, and a Treasurer. The Board of Directors may also choose any or all of the following: a Chairman of the Board, one or more Vice Chairmen, Executive Vice Presidents, Senior Vice Presidents, Vice Presidents and Assistant Vice Presidents, a Chief Financial Officer, a General Counsel, a Controller, one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors shall deem necessary or desirable in the conduct of the affairs of the Company, with such designations, titles, duties and responsibilities as are set forth in these bylaws, or as the Board of Directors shall determine.

Section 2. Compensation. The compensation of all officers and agents of the Corporation who are designated executive officers by the Board of Directors shall be fixed by the Board of Directors. The Board of Directors may delegate the power to fix the compensation of some or all of the other officers and agents of the Corporation to a committee of the Board, or may delegate that power to any officer of the Corporation in respect of some or all of the other officers under his or her supervision.

Section 3. Term. The officers of the Corporation shall hold office until their successors are elected and qualified. Any officer may be removed at any time by the affirmative vote of a majority of the directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

Section 4. Authority and Duties. Each of the officers of the Corporation shall have such authority and shall perform such duties as are stated in these bylaws and as may be stated from time to time by the Board of Directors, or a duly authorized committee of the Board, in a resolution which is not inconsistent with these bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board of Directors.

Section 5. Chairman. The Chairman of the Board of Directors, if one be chosen, shall be a member of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board of Directors, and he shall have such other authority and shall perform such other duties as may be established in accordance with Section 4 of this Article. The Chairman may delegate to any qualified person authority to chair any meeting of the stockholders, either on a temporary or a permanent basis.

Section 6. Vice Chairmen. The Vice Chairmen, if one or more be chosen, shall be members the Board of Directors. In case no Chairman of the Board is chosen, or of the inability or failure of the Chairman to perform the duties of that office, the Vice Chairmen in order of their seniority shall perform the duties of Chairman. In addition, the Vice Chairmen shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 7. President. The President may be a member of the Board of Directors. In case no Chairman of the Board or Vice Chairman is chosen, or of the inability or failure of the

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Chairman or any Vice Chairman to perform the duties of Chairman, the President may perform the duties of the Chairman, if the Board wishes to elect the President to the Board. In addition, the President shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 8. Chief Executive Officer. The officer who is designated the Chief Executive Officer shall be responsible for the active management and direction of the business and the affairs of the Corporation. In addition, the Chief Executive Officer shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 9. Executive Vice Presidents. The Executive Vice Presidents, if one or more be chosen, shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

Section 10. Execution of Documents and Action with Respect to Securities of Other Corporations. The Chairman, the Chief Executive Officer, any Vice Chairman, the President and any Executive Vice President shall have and each is hereby given, full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the Corporation, all duly authorized contracts, agreements, deeds, conveyances or other obligations of the Corporation, applications, consents, proxies and other powers of attorney, and other documents and instruments, and (b) to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the Corporation may hold securities and otherwise to exercise any and all rights and powers which the Corporation may possess by reason of its ownership of securities of such other corporation. In addition, each of such officers may delegate to other officers, employees and agents of the Corporation the power and authority to take any respective action which he or she is authorized to take under this Section 10, with such limitations as he or she may specify; such authority so delegated shall not be re-delegated by the person to whom such execution authority has been delegated.

Section 11. Other Vice Presidents. Each Vice President other than an Executive Vice President, however titled, shall perform such duties and services and shall have such authority and responsibilities as are set forth in these bylaws or as shall be assigned or required from time to time by the Board of Directors, the Chairman, the Chief Executive Officer, a Vice Chairman, or the President, or by the Executive Vice President or the Senior Vice President to whom such Vice President reports.

Section 12. Secretary and Assistant Secretaries. (A) The Secretary shall attend all meetings of the stockholders and all meetings of the Board of Directors and record all proceedings of the meetings of the stockholders and of the Board of Directors and shall perform like duties for the standing committees when requested by the Board of Directors, the Chairman, the Chief Executive Officer, a Vice Chairman, the President or an Executive Vice President. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors. The Secretary shall have charge of the seal of the Corporation and authority to affix the seal to any instrument. The Secretary or any Assistant Secretary may attest to the corporate seal by handwritten or facsimile signature. The Secretary shall keep and account for all books, documents, papers and records of the Corporation except those for which some

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other officer or agent has been designated or is otherwise properly accountable. The Secretary shall have authority to sign stock certificates. In addition, the Secretary shall have such authority and shall perform such duties as may be established in accordance with Section 4 of this Article.

(B) Assistant Secretaries, in the order of their seniority, shall assist the Secretary and, if the Secretary is unavailable or fails to act, perform the duties and exercise the authority of the Secretary.

Section 13. Treasurer and Assistant Treasurers. (A) The Treasurer shall have the custody of the funds and securities belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Treasurer with the prior approval of the Board of Directors, the Chairman, the Chief Executive Officer or the President. The Treasurer shall disburse the funds and pledge the credit of the Corporation as may be directed by the Board of Directors and shall render to the Board of Directors, the Chairman, the Chief Executive Officer or the President, as and when required by them, or any of them, an account of all transactions by the Treasurer.

(B) Assistant Treasurers, in the order of their seniority, shall assist the Treasurer and, if the Treasurer is unable or fails to act, perform the duties and exercise the powers of the Treasurer.

Section 14. Chief Financial Officer. The Chief Financial Officer shall be the chief accounting officer of the Corporation. The Chief Financial Officer shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation in accordance with accepted accounting methods and procedures. The Chief Financial Officer shall initiate periodic audits of the accounting records, methods and systems of the Corporation. The Chief Financial Officer shall render to the Board of Directors, the Chairman, the Chief Executive Officer or the President, as and when required by them, or any of them, a statement of the financial condition of the Corporation. In case no Chief Financial Officer is chosen, or of the inability of failure of the Chief Financial Officer to perform the duties of that office, the Treasurer shall perform the duties of the Chief Financial Officer.

Section 15. General Counsel. The General Counsel shall be the chief legal officer of the Corporation. The General Counsel shall provide legal counsel and advice to the Board of Directors and to the officers with respect to compliance with applicable laws and regulations. The General Counsel shall also provide or obtain legal representation of the Corporation in proceedings by or against the Corporation. The General Counsel shall render to the Board of Directors, the Chairman, the Chief Executive Officer, the President or an Executive Vice President, as and when required by them, or any of them, a report on the status of claims against, and pending litigation of, the Corporation.

ARTICLE V

STOCK

Section 1. Certificates. Certificates representing shares of stock of the Corporation shall be in such form as shall be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be numbered and their issuance recorded in the books of the

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Corporation, and such certificate shall exhibit the holder’s name and the number of shares and shall be signed by, or in the name of the Corporation by the Chairman of the Board or the President and the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and shall bear the corporate seal. Any or all of the signatures and the seal of the Corporation, if any, upon such certificates may be facsimiles, engraved or printed.

Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue, or to cause its transfer agent to issue, a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 3. Lost, Stolen or Destroyed Certificates. The Secretary may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact, satisfactory to the Secretary, by the person claiming the certificate of stock to be lost, stolen or destroyed. As a condition precedent to the issuance of a new certificate or certificates the Secretary may require the owner of such lost, stolen or destroyed certificate or certificates to give the Corporation a bond in such sum and with such surety or sureties as the Secretary may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of the new certificate.

Section 4. Record Date. (A) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty nor less than ten days before the date of such meeting. If no record is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than ten days which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a Corporation’s registered office shall be by hand or by certified or registered mail,

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return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(C) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 5. Uncertificated Shares. Notwithstanding the foregoing, the Board of Directors, by resolution or resolutions, may provide that some or all of any or all classes or series of stock of the Corporation shall be uncertificated shares and, in such connection, adopt a system of issuance, recordation and transfer of shares of stock of the Corporation by electronic, book-entry or other means not involving any physical certificates, including provisions for notice to owners in substitution for any required statements on certificates and as may be required by applicable corporate or securities law or regulations or stock exchange or market regulation. Any such resolution or system so adopted shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation.

ARTICLE VI

GENERAL PROVISIONS

Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed from time to time by the Board of Directors.

Section 2. Corporate Seal. The Board of Directors may adopt a corporate seal and use the same by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 3. Reliance upon Books, Reports and Records. Each director, each member of a committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board of Directors, or by any other person as to matters the director, committee member or officer believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

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Section 5. Dividends. The Board of Directors may from time to time declare and the Corporation may pay dividends upon its outstanding shares of capital stock, in the manner and upon the terms and conditions provided by law and the Restated Certificate of Incorporation.

ARTICLE VII

AMENDMENTS

Section 1. Amendments. These bylaws may be altered, amended or repealed, or new bylaws may be adopted, by the stockholders or by the Board of Directors; provided, however, that the stockholders may not alter, amend or repeal the provisions of Section 2 of Article I or Sections 2 or 3 of Article II of these Bylaws or this Section 1 of this Article VII except upon the affirmative vote of the holders of not less than sixty-six and two-thirds percent (66 2/3%) of the total voting power of all outstanding shares of voting stock of the Corporation.

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